Exhibit 99.1

CONTACTS:
Tim Perrott	Danny Jovic
Investor Relations	Media Relations
561-438-4629	561-438-1594
Tim.Perrott@officedepot.com	Danny.Jovic@officedepot.com

The ODP Corporation Announces $150 Million Accelerated Share Repurchase and $150 Million Increase in its Existing Stock Repurchase Plan

Boca Raton, Fla., November 16, 2021 – The ODP Corporation (NASDAQ: ODP), a leading provider of business services, products and digital workplace technology solutions through an integrated B2B distribution platform with an online presence and approximately 1,100 stores (“ODP” or the “Company”), announced today that it has entered into accelerated share repurchase plan (“ASR”) agreements with Goldman Sachs & Co. LLC and JPMorgan Chase Bank, National Association to repurchase an aggregate of $150 million of the Company’s stock. ODP will execute the ASRs under its existing stock repurchase program. When combined with the Company’s previously completed share repurchases, ODP will have committed to return more than $300 million of capital to shareholders in 2021.

Under the ASR agreements, the Company will make an initial payment of $150 million to the counterparties and will receive an initial delivery of approximately 2.8 million shares of the Company’s common stock by November 18, 2021. The total number of shares ultimately repurchased under the ASR agreements will generally be based on the average of the daily volume-weighted average share prices of the Company’s common stock during the calculation period of the accelerated share repurchase program, less a discount, and subject to adjustments pursuant to the terms of the ASRs. The final settlement of the ASRs is expected to be completed in the first or second quarter of 2022.

“Today’s announcement reflects the confidence the Board of Directors has in our business solutions provider and platform transformation strategy and our capability to deliver shareholder value through disciplined capital allocation,” said Gerry Smith, chief executive officer of The ODP Corporation.

Additionally, as part of its ongoing commitment to drive shareholder value in support of its strategic initiatives, the Company announced today that its Board of Directors authorized a $150 million increase in the existing $300 million stock repurchase program to $450 million. Accordingly, the Company will have approximately $142 million available for additional share repurchases through June 30, 2022 following entering into the $150 million ASR. The authorization permits the Company to repurchase common stock from time-to-time through a combination of open market repurchases, privately negotiated transactions, 10b5-1 trading plans, accelerated stock repurchase transactions and/or other derivative transactions. The stock repurchase program may be modified, extended, suspended or discontinued at any time. The exact number and timing of share repurchases will depend on market conditions and other factors, and will be funded through available cash balances.

“The ODP Corporation’s free cash flow generation and strong balance sheet provide us with the flexibility to invest in key strategic initiatives as well as return capital to shareholders,” said Anthony Scaglione, chief financial officer of The ODP Corporation. “Our Board of Directors will continue to evaluate our capital allocation plans in order to maximize long-term value for shareholders.”

About The ODP Corporation

The ODP Corporation (NASDAQ:ODP) is a leading provider of business services and supplies, products and digital workplace technology solutions to small, medium and enterprise businesses, through an integrated business-to-business (B2B) distribution platform, which includes world-class supply chain and distribution operations, dedicated sales professionals and technicians, online presence, and approximately 1,100 stores. Through its banner brands Office Depot®, OfficeMax®, CompuCom® and Grand&Toy®, as well as others, the company offers its customers the tools and resources they need to focus on their passion of starting, growing and running their business. For more information, visit news.theodpcorp.com and investor.theodpcorp.com.

ODP and Office Depot are trademarks of The Office Club, Inc. OfficeMax is a trademark of OMX, Inc. CompuCom is a trademark of CompuCom Systems, Inc. Grand&Toy is a trademark of Grand & Toy, LLC in Canada. ©2021 Office Depot, LLC. All rights reserved. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, the potential impacts on our business due to the unknown severity and duration of the COVID-19 pandemic, or state other information relating to, among other things, the Company, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. There can be no assurances that the Company will realize these expectations or that these beliefs will prove correct, and therefore investors and stakeholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, highly competitive office products market and failure to differentiate the Company from other office supply resellers or respond to decline in general office supplies sales or to shifting consumer demands; competitive pressures on the Company’s sales and pricing; the adverse effects of an unsolicited tender offer on our business, operating results or financial condition; the risk that the Company is unable to transform the business into a service-driven, B2B platform that such a strategy will not result in the benefits anticipated; the risk that the Company will not be able to achieve its strategic plans, including the proposed separation of its consumer business and the planned sale of CompuCom, and the high costs in connection with these transactions may not be recouped if these transactions are not consummated; the risk that the Company may not be able to realize the anticipated benefits of acquisitions due to unforeseen liabilities, future capital expenditures, expenses, indebtedness and the unanticipated loss of key customers or the inability to achieve expected revenues, synergies, cost savings or financial performance; the risk that the Company is unable to successfully maintain a relevant omni-channel experience for its customers; the risk that the Company is unable to execute the Maximize B2B Restructuring Plan successfully or that such plan will not result in the benefits anticipated; failure to effectively manage the Company’s real estate portfolio; loss of business with government entities, purchasing consortiums, and sole- or limited- source distribution arrangements; failure to attract and retain qualified personnel, including employees in stores, service centers, distribution centers, field and corporate offices and executive management, and the inability to keep supply of skills and resources in balance with customer demand; failure to execute effective advertising efforts and maintain the Company’s reputation and brand at a high level;

disruptions in computer systems, including delivery of technology services; breach of information technology systems affecting reputation, business partner and customer relationships and operations and resulting in high costs and lost revenue; unanticipated downturns in business relationships with customers or terms with the suppliers, third-party vendors and business partners; disruption of global sourcing activities, evolving foreign trade policy (including tariffs imposed on certain foreign made goods); exclusive Office Depot branded products are subject to additional product, supply chain and legal risks; product safety and quality concerns of manufacturers’ branded products and services and Office Depot private branded products; covenants in the credit facility; general disruption in the credit markets; incurrence of significant impairment charges; retained responsibility for liabilities of acquired companies; fluctuation in quarterly operating results due to seasonality of the Company’s business; changes in tax laws in jurisdictions where the Company operates; increases in wage and benefit costs and changes in labor regulations; changes in the regulatory environment, legal compliance risks and violations of the U.S. Foreign Corrupt Practices Act and other worldwide anti-bribery laws; volatility in the Company’s common stock price; changes in or the elimination of the payment of cash dividends on Company common stock; macroeconomic conditions such as future declines in business or consumer spending; increases in fuel and other commodity prices and the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; catastrophic events, including the impact of weather events on the Company’s business; the discouragement of lawsuits by shareholders against the Company and its directors and officers as a result of the exclusive forum selection of the Court of Chancery, the federal district court for the District of Delaware or other Delaware state courts by the Company as the sole and exclusive forum for such lawsuits; and the impact of the COVID-19 pandemic on the Company’s business, including on the demand for its and our customers’ products and services, on trade and transport restrictions and generally on our ability to effectively manage the impacts of the COVID-19 pandemic on our business operations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. The Company does not assume any obligation to update or revise any forward-looking statements.